UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Hamilton Street, Suite 400 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2023, CrossAmerica Partners LP, a publicly traded Delaware limited partnership (the “Partnership”), and its subsidiary, Lehigh Gas Wholesale Services, Inc., a Delaware corporation (together with the Partnership, the “Borrowers”), entered into an Amendment and Restatement Agreement, dated as of March 31, 2023 (the “A&R Agreement”), by and among the Borrowers, certain domestic subsidiaries of the Borrowers party thereto, as guarantors (the “Guarantors”), the lenders party thereto, and Citizens Bank, N.A., as administrative agent, swing line lender and L/C issuer (the “Agent”). The A&R Agreement amended and restated the Credit Agreement, dated as of April 1, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the A&R Agreement, the “Existing Credit Agreement”, and as amended and restated by the A&R Agreement, the “A&R Credit Agreement”), among the Borrowers, the Guarantors, the lenders from time to time party thereto, and the Agent.

The A&R Credit Agreement provides for an increase of the senior secured revolving credit facility from $750 million to $925 million and extends the maturity date from April 1, 2024 to March 31, 2028. The credit facility can be increased from time to time upon the Partnership’s written request, subject to certain conditions, up to an additional $350 million. The aggregate amount of the outstanding loans and letters of credit under the A&R Credit Agreement cannot exceed the combined revolving commitments then in effect. The Guarantors are guarantors of all of the obligations under the A&R Credit Agreement. All obligations under the A&R Credit Agreement are secured by substantially all of the Partnership’s assets and substantially all of the assets of the Guarantors.

Borrowings under the credit facility will bear interest, at the Partnership’s option, at (1) a rate equal to the secured overnight financing rate (“SOFR”), for interest periods of one, three or six months, plus a margin ranging from 1.75% to 2.75% per annum depending on the Partnership’s Consolidated Leverage Ratio (as defined in the A&R Credit Agreement) plus a customary credit spread adjustment or (2) (a) an alternative base rate equal to the greatest of, (i) the federal funds rate, plus 0.5% per annum, (ii) SOFR for one month interest periods, plus 1.00% per annum or (iii) the rate of interest established by the Agent, from time to time, as its prime rate, plus (b) a margin ranging from 0.75% to 1.75% per annum depending on the Partnership’s Consolidated Leverage Ratio. In addition, the Partnership will incur a commitment fee based on the unused portion of the credit facility at a rate ranging from 0.25% to 0.45% per annum depending on the Partnership’s Consolidated Leverage Ratio. Until the Partnership delivers a compliance certificate for the fiscal quarter ending June 30, 2023, the applicable margin for SOFR and alternative base rate loans will be 2.25% and 1.25%, respectively, and the commitment fee rate will be 0.35%.

The Partnership also has the right to borrow swingline loans under the A&R Credit Agreement in an amount up to $35.0 million. Swingline loans will bear interest at the base rate plus the applicable alternative base rate margin.

Letters of credit may be issued under the A&R Credit Agreement up to an aggregate amount of $65.0 million. Letters of credit will be subject to a 0.125% fronting fee and other customary administrative charges. Letters of credit will accrue a fee at a rate based on the applicable margin of SOFR loans.

The A&R Credit Agreement also contains certain financial covenants. The Partnership is required to maintain a Consolidated Leverage Ratio (as defined in the A&R Credit Agreement) of (i) for each fiscal quarter ending March 31, 2023, June 30, 2023, September 30, 2023 and December 31, 2023, not greater than 5.25 to 1.00, (ii) for each fiscal quarter ending March 31, 2024, June 30, 2024 and September 30, 2024, not greater than 5.00 to 1.00, and (iii) for each fiscal quarter ending December 31, 2024 and thereafter, not greater than 4.75 to 1.00. For the quarter during a Specified Acquisition Period (as defined in the A&R Credit Agreement), such threshold shall be increased by increasing the numerator thereof by 0.5, but such numerator shall not exceed 5.25 to 1.00. Upon the occurrence of a Qualified Note Offering (as defined in the A&R Credit Agreement), the Consolidated Leverage Ratio threshold when not in a Specified Acquisition Period is increased to 5.25 to 1.00, while the Specified Acquisition Period threshold is 5.50 to 1.00. Upon the occurrence of a Qualified Note Offering (as defined in the A&R Credit Agreement), the Partnership is also required to maintain a Consolidated Senior Secured Leverage Ratio (as defined in the A&R Credit Agreement) for the most recently completed four fiscal quarter period of not greater than 3.75 to 1.00. Such threshold is increased to 4.00 to 1.00 for the quarter during a Specified Acquisition Period. The Partnership is also required to maintain a Consolidated Interest Coverage Ratio (as defined in the A&R Credit Agreement) of at least 2.50 to 1.00.

The initial borrowings under the A&R Credit Agreement were used to repay outstanding borrowings under the Credit Agreement, dated as of July 16, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified, the “JKM Credit Agreement”), among CAPL JKM Partners LLC, a Delaware limited liability company, CAPL JKM Holdings LLC, a Delaware limited liability company, the lenders, swingline lender and issuing banks from time to time party thereto and Manufacturers and Traders Trust Company, as administrative agent, which was terminated on March 31, 2023, and to pay fees and expenses in connection with the A&R Credit Agreement and the termination of the JKM Credit Agreement. Future borrowings are expected to be used to provide ongoing working capital for the Partnership and its subsidiaries.

The A&R Credit Agreement prohibits the Partnership from making cash distributions to its unitholders if any event of default occurs or would result from the distribution. In addition, the A&R Credit Agreement contains various covenants that may limit, among other things, the Partnership’s ability to:

•
grant liens;
•
incur or assume other indebtedness;
•
materially alter the character of the Partnership’s business in any material respect;
•
enter into certain mergers, liquidations and dissolutions; and
•
make certain investments, acquisitions or dispositions.

If an event of default exists under the A&R Credit Agreement, the lenders will be able to accelerate the maturity of the A&R Credit Agreement and exercise other rights and remedies. Events of default include, among others, the following:

•
failure to pay any principal under the A&R Credit Agreement when due or any interest, fees or other amounts under the A&R Credit Agreement when due after a grace period;
•
failure of any representation or warranty to be true and correct in any material respect;
•
failure to perform or otherwise comply with the covenants in the A&R Credit Agreement or in other loan documents without a waiver or amendment;
•
any default in the performance of any obligation or condition beyond the applicable grace period relating to any other indebtedness of more than $45.0 million;
•
certain judgment default for monetary judgments exceeding $45.0 million;
•
bankruptcy or insolvency event involving the Partnership or any of its subsidiaries;
•
certain Employee Retirement Income Security Act of 1974 (ERISA) violations;
•
a Change of Control (as defined in the A&R Credit Agreement) without a waiver or amendment; and
•
failure of the lenders for any reason to have a perfected first priority security interest in a material portion of the collateral granted by the Partnership or any of its subsidiaries.

The foregoing description of the A&R Agreement and the A&R Credit Agreement is qualified in its entirety by the full text of the A&R Agreement and the A&R Credit Agreement attached as an Exhibit thereto which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On April 3, 2023, the Partnership issued a press release announcing its entry into the A&R Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1

Amendment and Restatement Agreement, dated as of March 31, 2023, by and among CrossAmerica Partners LP, Lehigh Gas Wholesale Services, Inc., the guarantors party thereto, the lenders party thereto and Citizens Bank, N.A., as administrative agent, swing line lender and L/C issuer

99.1	Press Release dated April 3, 2023, regarding entering into the A&R Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	General Counsel and Chief Administrative Officer

Dated: April 3, 2023